                                                                   Exhibit 10.22

                                LEASE AGREEMENT

                                    Between

            TSP HOLDINGS, LLC, a Delaware limited liability company

                                   LANDLORD,

                                      and

          PETRO STOPPING CENTERS, L.P., a Delaware limited partnership

                                     TENANT

                             Location of Premises:

                               12906 Deshler Road
                               Wood County, Ohio

                                      INDEX

Article                                                                            Page
---------------------------------------------------------------------------------------
          1       Basic Lease Provisions .............................................1

          2       Demise and Term ....................................................1

          3       Real Property Improvements .........................................2

          4       Equipment ..........................................................2

          5       Rent ...............................................................3

          6       Taxes and Assessments ..............................................3

          7       Landlord's Covenants and Restrictions ..............................3

          8       Warranties and Representations .....................................3

          9       Subordination, Attornment and Non-Disturbance
                  Agreement; Estoppel Letters ........................................5

         10       Force Majeure ......................................................5

         11       Alterations by Tenant -- Mechanics' Liens ..........................5

         12       Maintenance and Repair Obligations .................................6

         13       Utilities ..........................................................6

         14       Observance of Laws, Regulations, Etc. ..............................6

         15       Assignment .........................................................7

         16       Insurance and Subrogation ..........................................7

         17       Damage and Destruction .............................................8

         18       Condemnation .......................................................8

         19       Signs ..............................................................9

         20       Default ............................................................9

         21       Purchase Option ...................................................10

         22       Indemnification ...................................................11

         23       Miscellaneous Provisions ..........................................12


EXHIBITS

         Exhibit A:     Legal description of the Premises.

         Exhibit B:     List of Equipment

         Exhibit C:     Memorandum of Lease and Purchase Option.

         Exhibit D:     List of registered underground storage and other tanks.

         Exhibit E:     Permitted Encumbrances.

                                LEASE AGREEMENT

          AGREEMENT OF LEASE made effective as of the  8  day of January, 2002
                                                      ---        -------
(the "Effective Date"), by and between TSP HOLDINGS, LLC, a Delaware limited liability company, whose address is 6080 Surety Drive, E1 Paso, Texas 79905 (hereinafter referred to as "Landlord") and PETRO STOPPING CENTERS, L.P., a Delaware limited partnership, with offices at 6080 Surety Drive, E1 Paso, Texas 79905 (hereinafter referred to as "Tenant").

                               W I T H E S S E T H

That Landlord, in consideration of the rents and covenants herein set forth, hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises hereinafter described, upon the following terms and conditions:

                                   ARTICLE 1

                             BASIC LEASE PROVISIONS

SECTION 1.01 BASIC LEASE PROVISIONS

          (A) Name and location of Premises: The Petro Travel Plaza, located at 12906 Deshler Road, Wood Country, Ohio 45872, situated on the real property described on Exhibit A attached hereto and made a part hereof, together with the
             ---------
buildings and all other improvements thereon.

          (B) Premises: The "Premises" consist of the real property described on Exhibit A, containing approximately 50.00 acres of land, more or less and all
---------
easements, rights of ingress and egress, rights-of-way and appurtenances thereto and all parking areas used or useful in connection therewith (the "Real Property"), and all improvements and buildings situated thereon, including without limitation three (3) Buildings, being the Main Building, the Truck Repair Building and the Scale Building (collectively, the "Improvements"), and all Equipment (as hereafter defined) situated on the Real Property and in, on, under and about the Improvements.

          (C) Initial Term: Ten (10) years.

          (D) Options to extend Term: Two (2) renewal options of five (5) years each (each a "Renewal Term"), subject to the provisions of Section 2.02 hereof.

          (E) Rent: During the Initial Term and both Renewal Terms of this Lease, Rent shall be SIX HUNDRED EIGHTY TWO THOUSAND EIGHTY and NO/DOLLARS ($682,080.00) per year, payable in equal monthly installments of FIFTY SIX THOUSAND EIGHTY HUNDRED FORTY and NO/100 DOLLARS ($56, 840.00).

                                   ARTICLE 2

                                DEMISE AND TERM

SECTION 2.01: PREMISES

          (A) Real Property. Landlord leases to Tenant, and Tenant leases from
              -------------
Landlord, the Premises, including all of Landlord's right, title and interest in and to the Real Property and the Improvements thereon as shown on Exhibit A, and
                                                                  ---------
including the underground storage and other tanks, the related islands, pumps, dispensers and other equipment (the "USTs") described on Exhibit D attached
                                                         ---------
hereto and made a part hereof.

          (B) Equipment. Landlord leases to Tenant, and Tenant leases from
              ---------
Landlord, all furniture, fixtures, trade fixtures, machinery, equipment and other personal property owned by Landlord (the "Equipment"), as more particularly described in Exhibit B attached hereto and made a part hereto, it
                          ---------
being intended that the Equipment include all personal property used or useful in connection with the operation of the Buckeys Travel Mall.

          (C) Quiet Enjoyment. Upon Tenant paying Rent and performing all of the
              ---------------
covenants and conditions set forth herein, Landlord hereby covenants and agrees that Tenant will peacefully and quietly have, hold and enjoy the Premises and

SECTION 2.02: INITIAL TERM DATE; RENEWAL OPTIONS. The Initial Term of this Lease shall commence upon execution of this Lease. Following the Commencement Date, Landlord and Tenant shall execute a memorandum confirming the date hereof.

         Landlord hereby grants to Tenant, in addition to the Initial Term, the option to renew this Lease for two (2) additional terms of five (5) years each (each a "Renewal Term"), subject to and on the same terms and conditions as herein provided. Each Renewal Term shall be exercised at the election of Tenant by the tender of written notice of Tenant's intention to extend the this Lease not less than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

SECTION 2.03: MEMORANDUM OF LEASE. Each of the parties hereto agrees to promptly execute and record the Memorandum of Lease and Purchase Option attached hereto as Exhibit C.
   ---------

SECTION 2.04: EFFECTIVE DATE. Notwithstanding anything to the contrary contained herein, including without limitation that the Commencement Date may be subsequent to the Effective Date of this Lease, it is the intention of Landlord and Tenant that this Lease be effective between the parties as of the Effective Date and that as of such date, that each of Landlord and Tenant have their respective rights and obligations hereunder.

                                    ARTICLE 3

                           REAL PROPERTY IMPROVEMENTS

         Landlord hereby represents and warrants to Tenant that to its knowledge the Improvements (including the HVAC, plumbing, electrical, mechanical and other component systems) are in operating condition, order and repair, subject to ordinary wear and tear and capable of being used in the business as presently being conducted without present need for repair or replacement except in the ordinary course of business.

                                    ARTICLE 4

                                    EQUIPMENT

SECTION 4.01:  USE AND MAINTENANCE.

         (A) Landlord hereby represents and warrants to Tenant that to its knowledge, the Equipment is (i) in operating condition, order and repair, subject to ordinary wear and tear, and has been maintained in accordance with reasonable business practices, consistently applied and in accordance with the terms of all warranties and guarantees, (ii) capable of being used in the business as presently being conducted without present need for repair or replacement except in the ordinary course of the business, (iii) conforms in all material respects with all applicable legal requirements, and (iv) in the aggregate provides the capacity to enable Landlord to engage in commercial operation in the business on a continuous basis (subject to normal maintenance and repair outages in the ordinary course).

         (B) During the term of this Lease, Tenant shall use the Equipment in the conduct of Tenant's business and in compliance with all Applicable Laws.

         (C) Subject to the provisions of subparagraph (D) below Tenant, at its expense, will repair and maintain the Equipment in the condition received from Landlord, ordinary wear and tear and damage by casualty and condemnation excepted.

         (D) In the event that during the term of this Lease the Equipment, or any portion thereof, shall become obsolete, inoperable, unusable, unfit for use or out of repair, or should Tenant otherwise desire to replace any portion of the Equipment, Tenant may do so and Tenant shall be free to dispose of such Equipment as Tenant chooses without any obligation or liability to account to Landlord thereforefor providing notice thereof to Landlord and except as provided in subsection (E) below. In the event Tenant elects to replace any Equipment or in any event install other items of personal property on or about the Real Property for use in connection with Tenant's business thereon (the "Tenant's Equipment"), Landlord, within five (5) days of the request therefor from Tenant, will execute such affidavits, confirmations, agreements, financing statements or other documents to disclaim any ownership or security interest in Tenant's Equipment. Should Landlord fail or refuse to execute any such confirmation, affidavit, agreement, financing statement or document with respect to the Tenant's Equipment, following the request by Tenant, Tenant is hereby appointed attorney in fact, and granted the power of attorney for Landlord, for the purpose of executing the same.

         (E) Upon the expiration of the Initial Term and all applicable Renewal Terms of this Lease, and provided the Option (as defined in Section 21 hereof) has not been executed, Tenant shall relinquish to Landlord at the Premises the right to possession and use of the remaining Equipment originally leased hereunder from Landlord to Tenant, plus any replacement equipment installed and owned by Tenant, such remaining Equipment to then be in substantially the same condition as of the Effective Date, ordinary wear, tear and obsolescence and damage by casualty and condemnation excepted, and Tenant shall leave the Premises as a completely operational facility; provided that Tenant shall have the right to remove any Equipment bearing its marks so long as such items are replaced by Tenant so that the Premises remain operational.

                                    ARTICLE 5

                                      RENT

         During the Initial Term and any Renewal Term of this Lease, Tenant shall pay to Landlord at the address herein provided, the Rent as set out in
Section 1.01 (E) above, in equal monthly installments in advance, commencing on the Commencement Date. Rent for any partial month during any Lease Term shall be prorated.

                                    ARTICLE 6

                              TAXES AND ASSESSMENTS

         (A) During the term of this Lease, Tenant agrees to pay, before they become delinquent, all real estate taxes, special assessments, and other governmental charges ("Real Estate Taxes") which may be lawfully levied upon or against the Premises described herein and all use, personal property and ad valorem taxes and assessments imposed by reason of use or operation of the Equipment (the "Personal Property Taxes" and together with the Real Estate Taxes, the "Taxes"), provided that Tenant's obligation for Taxes shall be equitably adjusted for any portion of the term of this Lease which does not include an entire tax year.

         Nothing herein contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, mortgage or transfer tax, gift, franchise, withholding, income or profit tax, that is or may be imposed upon Landlord, its successors or assigns, in connection with the operation of the Premises, Equipment or otherwise.

         (B) Immediately upon receipt of any tax bill, statement or assessment with respect to the Taxes owing in connection with the Premises, Landlord shall furnish to Tenant such tax bill, statement or assessment. Tenant shall furnish evidence of the payment of the Taxes to Landlord upon the request therefore from Landlord.

         (C) Tenant hereby reserves the right to contest the amount of any Taxes in its name or in the name of Landlord, and Landlord hereby covenants and agrees to cooperate with Tenant in all respects with regards thereto. Tenant shall provide a surety bond or other security reasonably satisfactory to Landlord to protect the Landlord and the Premises from the enforcement of any lien against the Premises for any such Taxes during the period of contest.

                                    ARTICLE 7

                      LANDLORD'S COVENANTS AND RESTRICTIONS

SECTION 7.01: LANDLORD'S COVENANTS AND RESTRICTIONS. Landlord hereby covenants and agrees that, during the term hereof, Landlord shall not lease, or permit to be leased, used or occupied any space within the Premises, and that the lease of the Premises to Tenant is exclusive of the right of possession of all other parties.

SECTION 7.02: OPERATION OF PREMISES. Landlord covenants and agrees that the sizes, location and arrangements of the Improvements and parking areas (including traffic circulation and flow patterns) existing as of the Effective Date will not be changed without Tenant's written consent.

                                    ARTICLE 8

                         WARRANTIES AND REPRESENTATIONS

SECTION 8.01:  REPRESENTATIONS AND WARRANTIES OF LANDLORD.

         Landlord represents and warrants to Tenant that the following are true and correct on and as of the date of this Agreement and will be true and correct through the Commencement Date as if made on and as of those respective dates.

         (A) Organization of Landlord. Landlord is a limited liability company
             ------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to conduct its businesses as presently conducted. Landlord has heretofore delivered to Tenant complete and correct copies of its Articles of Organization and Regulations, as amended and in effect on the date hereof.

         (B) Consents, Authorizations and Binding Effect.
             -------------------------------------------

             (1) Landlord has authorized the transaction contemplated herein and Landlord may execute, deliver and perform this Lease without the necessity of Landlord obtaining any consent, approval, authorization or waiver or giving any notice or otherwise.

             (2) This Lease constitutes the legal, valid and binding obligation of Landlord, enforceable against it in accordance with its terms.

             (3) The execution, delivery and performance of this Agreement by Landlord does not and will not: (i) constitute a violation of its Articles of Organization and Regulations, as amended; (ii) result in any lien against the Premises; (iii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any governmental body applicable or relating to Landlord or the Premises or the business of Landlord; or (iv) conflict with, or constitute a breach or default under, or give rise to any right of termination, cancellation or acceleration under, any term or provision of any contract, agreement, loan agreement or other agreement with any lender, lease, mortgage, deed of trust, commitment, license, franchise, permit, authorization or any other instrument or obligation to which Landlord is a party or by which their respective assets are bound, or an event which with notice, lapse of time, or both, would result in any such conflict, breach, default or right.

         (C) Title and Condition.
             -------------------

             (1) Landlord has and hereby leases to Tenant good and
         indefeasible title to the Premises free and clear of any and all liens (including without limitation all leases, licenses, restrictions, restrictive covenants and rights-of-way) other than permitted encumbrances described on Exhibit E attached hereto and made a part
                                   ---------
         hereof (the "Permitted Encumbrances").

             (2) There are no parties in possession of any portion of the Premises as lessees, licensees, tenants at sufferance or trespassers, of Landlord.

             (3) There is no pending or threatened condemnation or similar proceeding or assessment affecting the Premises, or any part thereof, nor to the best knowledge and belief of Landlord is any such proceeding or assessment contemplated by any governmental body.

             (4) Tenant accepts the Premises in their current AS IS condition, with all faults.

SECTION 8.02 REPRESENTATIONS AND WARRANTIES OF TENANT.

         Tenant represents and warrants to Landlord that the following are true and correct on and as of the date of this Lease and will be true and correct through the Commencement Date as if made on and as of that date:

         (A) Tenant is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business and is in good standing as a foreign limited partnership in the jurisdictions where it is required to qualify in order to conduct its businesses as presently conducted except where the failure to be qualified would not have a material adverse effect.

         Tenant has the partnership power and authority to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its businesses as now conducted.

         (B) Tenant may execute, deliver and perform this Lease without the necessity of Tenant obtaining any consents, approval, authorization or waiver or giving any notice or otherwise, except for the authorization of the Board of Directors of Tenant referenced in paragraph (D) below and such consents, approvals, authorizations, waivers and notices which have been obtained and are unconditional and are in full force and effect and such notices which have been given.

         (C) The execution, delivery and performance of this Lease do not and will not:

             (1) constitute a violation of the Partnership Certificate or Partnership Agreement of Tenant; (2) constitute a violation of any statute, judgment, order, decree or regulation or rule of any governmental body applicable or relating to Tenant; or (3) constitute a default under any contract to which Tenant is a party.

         (D) This Lease has been duly authorized by the Board of Directors of Tenant and constitutes the legal, valid and binding obligation of Tenant, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors and subject to general principles of equity.

                                    ARTICLE 9

                  SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE
                           AGREEMENT, ESTOPPEL LETTERS

SECTION 9.01: SUBORDINATION. This Lease, and the lien thereof, shall not be subordinated to the lien of any ground lease or mortgage or deed of trust (irrespective of the execution or recordation date thereof), placed upon the Premises and/or Equipment unless the Landlord shall first cause the ground Landlord or mortgagee or beneficiary to execute a Subordination, Attornment and Non-Disturbance Agreement in form acceptable to Tenant.

SECTION 9.02: ATTORNMENT. In the event of (i) a transfer of Landlord's interest in the Premises and/or Equipment or (ii) any proceeding brought for the termination or foreclosure of, or the exercise of the power of sale under any mortgage or deed of trust affecting the Premises and/or Equipment or any ground or underlying lease made by Landlord, then and in any of such events, Tenant shall attorn to and recognize the purchaser or the transferee of Landlord's interest as Landlord under this Lease for the balance then remaining of the Lease term, or any extension thereof, providing said purchaser or transferee shall agree to accept such attornment and to undertake and be bound by all of the terms and conditions of this Lease and such purchaser or transferee first shall execute a Subordination, Attornment and Non-Disturbance Agreement in form acceptable to Tenant.

SECTION 9.03: ESTOPPEL LETTER. Tenant and Landlord each agree that, within thirty (30) days after written request to provide to the other, at the cost and expense of the requesting party, or its mortgagee, beneficiary or purchaser, an estoppel letter certifying to the best of it's knowledge whether this Lease is in full force and effect, that this Lease has not been amended or modified except as noted in the letter, the amount of annual rent paid and the date to which rents have been paid.

                                   ARTICLE 10

                                  FORCE MAJEURE

         If Landlord or Tenant shall, as a result of any force majeure, fail to timely perform any obligation to be performed under this Lease, then such failure shall be excused and shall not be deemed to be a breach of this Lease by the party in question, and the time allotted said party to so perform its obligation shall be extended by a period equal to the time such delay continues. The affected party's performance shall be diligently commenced and carried to completion when the force majeure ends. As used herein, force majeure shall mean inability to obtain labor or materials (or reasonable substitutes therefor), acts of God (other than those covered by insurance), enemy or hostile governmental action, civil commotion, or other similar causes, which continue unabated for a period in excess of sixty (60) days.

                                   ARTICLE 11

                    ALTERATIONS BY TENANT -- MECHANICS' LIENS

SECTION 11.01: ALTERATIONS. Tenant shall have the right to make any and all repairs, alterations, modifications, improvements and additions (collectively, "alterations") to the Premises.

SECTION 11.02: TENANT'S WORK. Any alterations made by Tenant pursuant to Section
11.01 shall be done at Tenant's sole cost and expense, and performed in a workmanlike manner. Tenant shall comply with all laws, regulations and ordinances applicable to the performance of the work. Landlord and Tenant agree that Tenant shall not have any obligation at the end of the term hereof to remove the alterations nor to restore the Premises to its original condition; provided however, that Tenant shall at all times retain title to any alterations made to the Premises which are in the nature of Tenant's trade fixtures, personal property and equipment, and upon the expiration of the Lease term, Tenant shall be entitled to remove the same from the Premises, provided that Tenant leave the Premises generally, in working condition, and repair any damage occasioned by the removal of such improvements, alterations, trade fixtures, personal property and equipment of Tenant, ordinary wear and tear and damage by casualty or condemnation excepted.

SECTION 11.03: LANDLORD'S ALTERATIONS. Landlord agrees that it will make no changes, alterations or additions to the Premises, including the Improvements thereon, nor take any action which reduces the parking areas or which alters in any way the access to such parking areas or to the Premises from that which exists as of the Effective Date, without the prior written consent of Tenant.

SECTION 11.04: MECHANIC'S LIENS. Tenant will pay or cause to be paid all charges for all of Tenant's Work and for all other work done by Tenant on or about the Premises during the term of this Lease and will not suffer or permit any mechanic's, materialmen's, or similar liens for labor and materials furnished to the Premises during the term of the Lease by or on the account of Tenant. If any such lien shall be filed, Tenant will either pay the same or procure the discharge thereof by giving security or in such other manner as may be required or permitted by applicable law within thirty (30) days of the filing thereof. Notwithstanding the foregoing, Tenant shall have the right, at its sole cost and expense, in its name or in the name of the Landlord, or both, to contest any such lien, provided the Tenant shall provide a bond or other security sufficient to protect Landlord's interest in the Premises.

                                    ARTICLE 12

                       MAINTENANCE AND REPAIR OBLIGATIONS

         Tenant agrees that during the term of this Lease, Tenant will keep and maintain in good order, condition and repair the interior and exterior of the Premises, but in all cases excluding ordinary wear and tear and damage by fire, the elements, casualty or condemnation.

                                   ARTICLE 13

                                    UTILITIES

SECTION 13.01: ELECTRICITY, GAS, WATER AND SEWER. Electricity, gas, water and sewer will be available to the Premises and shall be metered in Tenant's name. Tenant will make all utility payments directly to the public utility company based upon Tenant's metered usage. Tenant acknowledges that natural gas is not available to the Premises.

SECTION 13.02: INTERRUPTION OF UTILITY SERVICE. Landlord shall not be liable in the event utility service to the Premises is interrupted by fire, riot, accident, strikes or any other similar cause beyond Landlord's control, except as may be occasioned by Landlord's negligence, bad faith and willful misconduct, and Landlord agrees to cooperate in the prompt restoration of any such interrupted service.

                                   ARTICLE 14

                      OBSERVANCE OF LAWS, REGULATIONS, ETC.

SECTION 14.01: TENANT'S OBLIGATIONS. Tenant agrees to observe and comply, at its sole cost and expense, with all laws, regulations and ordinances of all governmental authorities now or hereafter in force applicable to the conduct of its operations upon the Premises.

         Tenant shall notify Landlord within 24 hours of Tenant becoming aware of any release at or from the Premises of any Material of Environmental Concern at a level or concentration that would require remediation of the release or the notification thereof by Tenant or Landlord to any governmental body under any Environmental Law. In the event of an emergency wherein such a release could imminently endanger human health or the environment, Tenant shall endeavor to inform the Landlord immediately. Tenant's obligations herein are not dependent upon its receipt of any notice of noncompliance or concern by any governmental body. Further, Tenant shall notify Landlord within 24 hours after it has received from any governmental body any notice of violation of any Environmental Law or any other notification of any incident, situation, or condition that could result in an environmental claim at or in connection with the Premises.

SECTION 14.02: LANDLORD'S OBLIGATION. Except for Tenant's obligations under
Section 14.01, Landlord agrees to observe and comply, at its sole cost and expense, with all laws, regulations and ordinances of all governmental authorities now or hereafter in force relating to the Premises and this Lease. Specifically, and without limiting the generality of the foregoing, Landlord hereby covenants and agrees to make all applications, filings and renewal requests as may be necessary to maintain the USTs in compliance with all applicable laws, including Environmental Laws, provided however that Tenant shall pay or reimburse to Landlord any filing or license renewal fee in connection therewith.

                                   ARTICLE 15

                                   ASSIGNMENT

SECTION 15.01: RELATED PARTY: SALE OF BUSINESS. Subject to Landlord's consent, which shall not be unreasonably withheld, delayed or conditioned, Tenant shall have the absolute right to assign Tenant's interest under the Lease, in whole or in part, or sublease any interest in and to the Premises, provided: (i) Tenant shall not then be in default in the performance and observance of the terms and provisions of this Lease, and (ii) such transferee shall assume all of the obligations of this Lease on the part of Tenant to be performed.

SECTION 15.02: RELEASE OF LIABILITY. Should Tenant make an assignment or enter into a sublease in accordance with the provisions of Section 15.01 above, Tenant shall not be released from any and all liability under this Lease, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

SECTION 15.03: LEASEHOLD MORTGAGES. Tenant may execute and deliver one or more mortgages, deeds of trust or other leasehold security agreements ("Leasehold Mortgages") without consent of Landlord, in favor of any lender to Tenant (a "Leasehold Lender"). Landlord agrees to provide to any such Leasehold Lender notice of an event of default hereunder and provide such Leasehold Lender the same opportunity to cure such default as Tenant is herein provided. Upon request, Landlord agrees to acknowledge its consent to such Leasehold Mortgage in writing to such Leasehold Lender. Further, Landlord hereby agrees to subordinate in favor of any such Leasehold Lender, all liens and security interests it may have in any of Tenant's trade fixtures, equipment or personal property located within the Premises, and in connection therewith, upon request, to execute a subordination agreement with regards thereto, in such form as may be reasonably acceptable to Landlord and Lender.

                                   ARTICLE 16

                            INSURANCE AND SUBROGATION

         (A) During the term of this Lease, Tenant hereby covenants and agrees, at its sole expense, to keep the Premises and Equipment fully insured against damage caused by fire and other risks and to maintain liability insurance with respect to the operation of its business on the Premises, in such amounts, with such insurers and with such coverages as are consistent with the coverages maintained by Tenant in the operation of Tenant's business and other truck stop facilities. Tenant may maintain any insurance coverages required by the terms of this Lease under a blanket policy covering other assets of Tenant.

         (B) Tenant agrees to furnish Landlord copies of the policies or certificates of insurance described in subparagraph (A) above upon request.

         (C) Each fire and liability insurance policy obtained and maintained by either Landlord or Tenant with respect to the Premises and Equipment shall contain appropriate clauses pursuant to which the insurance companies issuing such policies (i) waive all rights of subrogation against Landlord and Tenant, as applicable, with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated because the insured has hereby waived any and all right of recovery against Tenant for losses covered by such policies.

         (D) Landlord hereby waives any and all rights of recovery which it might otherwise have against Tenant, its directors, officers, partners, servants, agents, or employees, for any loss, injury, or damage to the extent the same is covered by Landlord's insurance, notwithstanding that such loss, injury, or damage may result from the negligence or fault of Tenant, its directors, officers, partners, servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its partners, officers, servants, agents, or employees, for any loss, injury, or damage to the extent the same could be covered by insurance, notwithstanding that such loss, injury or damage may result from the negligence or fault of Landlord, its partners, officers, servants, agents, or employees.

         (E) All policies referred to in this Section 16 shall contain an agreement by the insurer(s) that such policies shall not be cancelled or altered except upon thirty (30) days prior written notice (ten (10) days in the case of cancellation caused by the nonpayment of premiums) to each named insured and loss payee, and shall name Landlord and Landlord's Mortgagee, if any, as "additional insureds" or as loss payee as their respective interests may appear.

                                   ARTICLE 17

                             DAMAGE AND DESTRUCTION

SECTION 17.01: DAMAGE TO PREMISES

         (A) In the event, at any time after the execution of this Lease, the Premises or any part thereof shall be damaged or destroyed by fire, riot, war, explosion, the elements or any other cause or casualty, then, except as provided in subparagraph (B) below, this Lease shall continue in full force and effect and the Premises shall be restored to the condition existing prior to the damage or destruction without consideration for wear and tear as herein provided.

         (B) If any such damage or destruction shall occur during the last year of the term hereof, or in the event the repair and rebuilding of the Premises and the Improvements cannot be reasonably completed within one hundred twenty
(120) days, then Tenant shall have the option to terminate this Lease as of the date of the casualty, by tendering written notice of such election to Landlord within thirty (30) days following such casualty. If at any time during the term of this Lease Tenant's improvements and fixtures are damaged to the extent of more than one-third (1/3) of the replacement cost of all of Tenant's fixtures, Tenant shall have the right in addition to its other rights and remedies to terminate this Lease upon tendering written notice of such election to Landlord within thirty (30) days from the date of such damage. Rent and other charges shall be prorated, as of the termination date.

         In the event Tenant does not elect to terminate this Lease as provided herein, the Premises shall be repaired and restored as herein required.

SECTION 17.02: DAMAGE TO EQUIPMENT. Except as provided in Section 16 (D) above, in the event that during the term of this Lease the Equipment, or any portion thereof, is lost, stolen, destroyed or damaged, upon receipt of the insurance proceeds with respect thereto, Tenant shall, to the extent of the insurance proceeds, cause such Equipment to be repaired or replaced with comparable items.

SECTION 17.03: RESTORATION WORK. All restoration work required to be performed under this Article 17 shall be done by a contractor acceptable to Landlord and Tenant, and shall be done in a first class manner, using only new materials, and in accordance with all applicable laws. Tenant shall submit to Landlord the plans and the timetable for completion of the restoration work within thirty
(30) days of the date of the damage, casualty or destruction, and Landlord shall have fifteen (15) days within which to approve the same; provided, however, that in the event Landlord fails to respond within said fifteen (15) day period, such plans and timetable shall be deemed approved. Thereafter, Tenant shall commence such restoration work and thereafter shall diligently pursue such restoration work to completion. All insurance proceeds shall be made available to Tenant for the repair and restoration of the Premises. Rent shall abate for the period of time that Tenant is diligently pursuing restoration of the Premises.

                                   ARTICLE 18

                                  CONDEMNATION

SECTION 18.01: ENTIRE OR PARTIAL TAKING OF THE PREMISES. Should the entire Premises be taken by any public authority by the exercise of any right of eminent domain or in condemnation proceedings, or by transfer under a reasonable threat of condemnation, the term hereof shall cease and terminate as of the earlier of the date when possession is taken by or title vests in the condemning authority ("Taking Date"). Except as provided in Section 18.02, should only a part of the Premises be taken by or transferred to any public authority, then the term hereof shall cease and terminate only as to the part taken on the Taking Date. Rent, and any other charges due hereunder, shall be paid only to the Taking Date. In the event of a partial taking or transfer, a pro rata abatement of rent and any other charges due hereunder shall be effected as of the Taking Date for the balance of the term of the Lease.

SECTION 18.02: PARTIAL TAKING AND TERMINATION. In the event of a partial taking or transfer, as provided in Section 18.01, if the remaining portion of the Premises is of such reduced shape or area as to materially restrict the use, possession or operation of the Premises, then Tenant reserves the right to terminate this Lease, at Tenant's sole and reasonable discretion, without liability therefor, at any time after the Taking Date, by thirty (30) days written notice to Landlord, and upon such termination date, this Lease shall cease and terminate.

SECTION 18.03: PARTIAL TAKING -- NO TERMINATION. If this Lease is not terminated by Tenant pursuant to Section 18.02, it shall continue in force as to the remaining portion of the Premises. Commencing on the Taking Date and continuing for the remainder of the term of this Lease, or for the duration of the taking or transfer, if less than the entire remaining term, Rent shall abate and all other charges shall be reduced in proportion to the area of the Premises so taken. Landlord agrees to promptly commence and thereafter diligently pursue repairs, restoration and all improvements necessary to make the remaining portion of the Premises constitute a complete architectural unit containing like facilities as previously furnished. Should Landlord fail for any reason whatsoever, within or beyond Landlord's control (including any force majeure) to diligently pursue and to complete said repairs, restoration and all other improvements as herein stated on or before one hundred eighty (180) days subsequent to the Taking Date, then Tenant shall have the right at any time to cancel this Lease upon ten (10) days written notice to Landlord.

SECTION 18.04: LANDLORD'S AND TENANT'S AWARD. Tenant shall be entitled to submit a claim for and to receive an allowance or award for loss of business or depreciation to, damage to or cost of removal of, or for value of trade fixtures, leasehold improvements, furniture and other personal property belonging to Tenant, and any other loss, damage, or claim allowed to Tenant by law.

                                   ARTICLE 19

                                      SIGNS

         Tenant hereby is granted the right, in conformity with the requirements of applicable law, to erect such signs in, on, or about the Premises as Tenant may desire. Landlord, upon request, agrees to execute any necessary consents or applications which may be required by law to permit the erection of signs. Tenant may remove, replace, or alter all sign(s) at any time and from time to time, provided that Tenant shall repair any material damage resulting therefrom.

                                   ARTICLE 20

                                     DEFAULT

SECTION 20.01: TENANT'S DEFAULTS. Tenant shall be deemed to be in default hereunder if: (i) Tenant fails to pay the Rent or other charges on the date due and such failure continues for ten (10) days after written notice from Landlord thereof; or (ii) Tenant fails to perform or observe any other term or condition contained in this Lease within twenty (20) days after written notice from Landlord thereof. In any of such events, Landlord may, immediately or at any time thereafter, and without demand or notice, enter into and upon the Premises, or any part thereof, and repossess the Premises and Equipment, and expel Tenant and those claiming through or under Tenant and remove Tenant's effects, all without force or breach of the peace, and without prejudice to any remedies which might otherwise be permitted for default under this Lease, and upon entry as aforesaid, Landlord may either (a) terminate this Lease in which event Landlord shall be entitled to recover from Tenant the unpaid rent which has been earned at the time of termination, plus the amount by which the unpaid rent which would have been earned for the balance of the term exceeds the amount such rental loss that the Tenant proves could have been reasonably avoided, plus any other amount necessary to compensate Landlord for all the determent approximately caused by Tenant's failure to perform its obligations under this Lease; or (b) without terminating this Lease, make such alterations and relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion my deem advisable, and all rentals received by Landlord from such reletting shall be applied to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any cost or expense of such reletting, and third, to the payment of rent due and unpaid hereunder, and being understood that if such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord, the same calculated and paid monthly notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior material default or breach.

SECTION 20.02: LANDLORD'S DEFAULT. In the event Landlord fails to perform or observe any term or condition contained in this Lease within thirty (30) days after notice from Tenant, or in such time as may be otherwise provided herein, Tenant may but shall not obligated to (a) cancel this Lease upon written notice to Landlord if the failure is material, (b) take any action appropriate under the circumstances to preserve its possession and rights under this Lease, (c) perform any obligation or duty of the Landlord which the Landlord refuses or neglects to perform, and in any such event, Tenant may notify Landlord of the cost and expense thereof in which event Landlord shall, upon demand, immediately reimburse Tenant for said cost and expense, and in the event Landlord fails to reimburse Tenant within fifteen (15) days of the demand therefore, Tenant shall be entitled to offset such amounts against future installments of Rent as the same become due or against the Option Price, if applicable, and at Tenant's option, and/or (d) pursue any other remedy available at law or in equity.

SECTION 20.03: CURE OR STAY OF DEFAULT

         In the event the default of Landlord or Tenant cannot be cured within the grace periods provided in Section 20.01 or 20.02, such default shall be deemed to have been cured if the defaulting party shall have commenced compliance within such grace period, and continues to prosecute the same with due diligence.

                                   ARTICLE 21

                                 PURCHASE OPTION

         In consideration of the Rent to be paid during the term of this Lease by Tenant to Landlord, Tenant is hereby granted the exclusive option to purchase (the "Option") the Premises (including the Equipment) for the Option Price (as defined below).

         Closing of the sale under the Option shall occur within ninety (90) days after the date of such Exercise Notice, at a time and place as mutually agreed between Landlord and Tenant.

         (A) Option Price. Should Tenant elect to exercise its Option, the
             -------------
purchase price for the Property (the "Option Price") shall be the amount of Five Million Six Hundred Thousand and No/100 Dollars

($5,600,000.00), exclusive of the Rent for the Lease year during which the Option is exercised, prorated to the date of closing of such Option, subject to adjustment as provided below.

         The amount of the Option Price shall be adjusted as provided under the terms of this Lease and as a result of the proration and allocation of closing costs as provided below. To the extent that for any reason an allocation of the Option Price is required as between the Real Property and Improvements, on one hand, and the Equipment on the other, such allocation shall be made based upon the respective fair market values thereof as reasonably determined by Landlord and Tenant as of the date of the Exercise Notice or as of the date on which Tenant attempts delivery of the Exercise Notice. The Option Price shall be payable in cash or other readily available funds to Landlord at the time of closing. It is understood and agreed that Landlord shall agree to the allocation of the Option Price and that Tenant shall be deemed to have satisfied its obligation by the tender of such funds to Landlord.

         (B) The Property. Specifically, and without limiting the generality of
             -------------
the foregoing, the property subject to the exercise of the Option shall include the Premises, Improvements and the Equipment, together with such lease agreements, sales and service contracts, warranties, guarantees, indemnities, supplier and vendor contracts, customer and supply lists, intellectual property rights, books and records and all other assets used in the operation of the business of the Buckeye Travel Mall, as identified and selected by Tenant, as well as all right to use of the name "Buckeye Travel Mall". The assets shall not include any accounts receivable, accrued expenses, cash or goodwill, and Tenant shall not be obligated to assume any contracts, leases, liabilities or other obligations of Landlord other than those specifically selected and accepted by Tenant in writing.

         (C) Conveyance and Closing.  At the time of closing of the Option:
             ----------------------

             (i) Landlord shall convey to Tenant good, marketable and indefeasible title to the Premises by general warranty deed, in form acceptable to Tenant, free and clear of all liens, claims and encumbrances, and subject only to taxes for the year during which the closing occurs, prorated to the date of such closing date, and to those Pemritted Encumbrances shown on Schedule B of the Title Commitment attached hereto and made a part hereof as Exhibit E. At the time of
                                                   ---------
         closing Tenant shall be provided an ALTA standard form Owner's Policy of Title Insurance, including any endorsements required by Tenant, issued by Firelands Abstract & Title (the "Title Company") covering the Premises in the amount of $5,600,000.00 insuring good, marketable, and indefeasible title to the Property in favor of Tenant, free and clear of all liens and encumbrances, and subject only to the Permitted Exceptions.

             Within fifteen (15) days of the Exercise Notice, Landlord, at its sole cost and expense shall provide to Tenant an updated Title Commitment issued by the Title Company, confirming the current liens, encumbrances, claims and other matters of record affecting the Premises. Landlord hereby represents and warrants to Tenant that as of the date of this Agreement the Premises is subject to no liens, encumbrances, claims or other matters of record, other than the Permitted Encumbrances. Landlord hereby covenants and agrees that during the term of the Option, that Landlord will not mortgage, pledge, hypothecate, transfer, grant a lien in or further encumber the Premises.

             (ii) Landlord shall convey to Tenant good, marketable and indefeasible title to the Equipment by general warranty bill of sale in form satisfactory to Tenant in all respects, free and clear of all liens. Landlord warrants and represents to Tenant that as of the Commencement Date, the Equipment is not subject to any liens and security interests in favor of a third party other than JPMorgan Chase Bank. Landlord hereby covenants and agrees that during the term of the Option that Landlord will not mortgage, pledge, hypothecate, transfer, grant a security interest in or encumber the Equipment. Within fifteen
         (15) days of the Exercise Notice and then again as of the date of closing of the Option, Landlord at its sole cost and expense shall furnish to Tenant then current UCC lien, tax and judgment searches with respect to Landlord from the Secretary of State's office in Ohio and the County Clerk's Records in Wood County, Ohio, reflecting any liens and security interests against the Equipment and any other matters affecting Landlord and the Equipment, which searches shall be satisfactory to Tenant in all respects. The Option Price shall be disbursed at closing in such a manner so as to secure releases of any Equipment liens as of the date of closing of the Option.

             (iii) Landlord hereby covenants and agrees that at the time of closing of the Option that it shall execute and deliver to Tenant a General Warranty Deed, Bill of Sale and such additional documents of transfer and assignment as may be necessary or requested by Tenant to complete the acquisition of the Property, including without limitation the assignment of all warranties and guarantees with respect to any of the Property, any required withdrawal or assignment of trade/business names as to "Buckeye Travel Mall", and any assignments or re-registrations with regards to the USTs.

             (iv) At the time of closing of the Option, Tenant shall deliver the Option Price, as adjusted, to Landlord, for the benefit of Landlord, in cash or by wire transfer or cash equivalent. Landlord shall pay the expense of any premium for Owner's Policy of Title Insurance (exclusive of endorsements required by Tenant, which shall be paid for by Tenant), its own attorney's fees and all other usual and customary closing fees and recording charges will be shared equally by Landlord and Tenant.

         (G) Default. In addition to the other rights and remedies provided
             -------
under the terms of this Lease, in the event either party fails to perform any of the covenants expressly set forth in this Section 21, then the non-defaulting party shall be entitled to exercise all rights and remedies available at law or in equity to enforce the terms of the Option, including without limitation, the right to enforce specific performance. In the event such non-defaulting party retains attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party's reasonable attorney's fees incurred by such other party for the enforcement of the terms hereof.

                                   ARTICLE 22

                                 INDEMNIFICATION
                                 ---------------
SECTION 22.01 INDEMNITY.

         (A) Subject to Section 22.01(C) hereof, Landlord agrees to indemnify and hold Tenant and Tenant's partners, officers, directors, shareholders, affiliates, employees, agents and employee plan fiduciaries ("Tenant
                                                              ------
Indemnitees") harmless from any and all damages, losses, liabilities (joint or
-----------
several), payments, obligations, penalties, claims, response or remediation costs, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including without limitation, fees, disbursements and expenses of attorneys, accountants, consultants and other professional advisors or contractors and of expert witnesses and costs of investigation and preparation) of any kind or nature whatsoever (collectively "Damages"), directly
                                                             -------
or indirectly resulting from, relating to or arising out of:

             (1) any breach of or inaccuracy in any representation or warranty of Landlord contained in this Lease; and

             (2) any breach or non-performance, partial or total, by Landlord of any representation, covenant or agreement of Landlord contained in this Lease.

         (B) Subject to Section 22.01(C) hereof, Tenant shall indemnify and hold Landlord and Landlord's affiliates, employees, and agents ("Landlord
                                                            --------
Indemnitees") harmless from, any and all Damages resulting from or arising out
-----------
of:

             (1) any breach of any representation or warranty of Tenant contained in this Lease;

             (2) any breach or non-performance, partial or total, by Tenant of any covenant or agreement of Tenant contained in this Lease; and


             (3) any actual or threatened violation of or non-compliance with, or remedial, removal or reclamation obligation arising under, any Environmental Laws arising from any event, condition, circumstance, activity, practice, incident, action or plan existing or occurring in connection with Tenant's ownership, management or use of the Premises and Equipment after August 4, 1997 (the date on which Tenant originally took possession of the Premises) and the presence of all underground or above ground storage tanks or any Materials of Environmental Concern on, in, under or affecting all or any portion of the Premises and Equipment, or any surrounding areas, and any release or threatened release of any Materials of Environmental Concern after the Commencement Date; and the storage, disposal or treatment, or transportation for storage, disposal or treatment, of, Materials of Environmental Concern) after the Commencement Date; other than any and all matters for which Tenant and Tenant Indemnitees are indemnified by Landlord under the provisions of this Lease.

         As used in this Lease, (i) "Materials of Environmental Concern" shall
                                     ----------------------------------
mean any solid or hazardous waste, hazardous substance, pollutant, contaminant, oil, petroleum product, commercial product or other substance (x) which is listed, regulated or designated as toxic or hazardous (or words of similar meaning and regulatory effect), or with respect to which remedial, removal or reclamation obligations may be imposed, under any Environmental Laws or (y) exposure to which may pose a health or safety hazard, and (ii) "Environmental
                                                                -------------
Laws" means any applicable federal, state, or local laws, rules, or regulations,
----
common law or strict liability provisions, and any judicial or administrative interpretations thereof, including any judicial or administrative orders or judgments, relating to health, safety, industrial hygiene, exposure to any persons on or off the Premises to any Materials of Environmental Concern, pollution or environmental matters enacted, promulgated or in effect as of the Commencement Date.

SECTION 22.02 NOTICE AND PARTICIPATION. If a claim by a third party is made against a party indemnified pursuant to this Article 22 ("Indemnitee"), and if
                                                          ----------
such Indemnitee intends to seek indemnity with respect thereto under this
Article 22, the Indemnitee shall promptly, after the assertion of any claim or the discovery of any fact upon which Indemnitee intends to base a claim for indemnification under this Lease ("Claim"), notify the party or parties from
                                   -----
whom indemnification is sought ("Indemnitor") of such Claim. In the event of any
                                 ----------
Claim, Indemnitor, at its option, may assume (with legal counsel acceptable to the Indemnitee) the defense of any claim, demand, lawsuit or other proceeding in connection with the Indemnitee's Claim, and may assert any defense of Indemnitee or Indemnitor; provided that Indemnitee shall have the right at its own expense
               --------
to participate jointly with Indemnitor in the defense of any claim, demand, lawsuit or other proceeding in connection with the Indemnitee's Claim and provided further that failure to give such notice shall not preclude Indemnitee making any Claim thereon if the failure or delay in giving such notice did not prejudice Indemnitor. In the event that Indemnitor elects to undertake the defense of any Claim hereunder, Indemnitee shall cooperate with Indemnitor to the fullest extent possible in regard to all matters relating to the Claim (including, without limitation, corrective actions required by applicable law, assertion of defenses and the determination, mitigation, negotiation and settlement of all amounts, costs, actions, penalties, damages and the like related thereto) so as to permit Indemnitor's management of same with regard to the amount of Damages payable by the Indemnitor hereunder. Neither Tenant nor Landlord shall be entitled to settle any Claim without the prior written consent of the other, which consent shall not unreasonably be withheld.

SECTION 22.03 INDEMNIFICATION OF NEGLIGENCE OF INDEMNITEE. The indemnification provided in this Article 22 shall be applicable whether or not negligence of the Indemnitee is alleged or proven.

SECTION 22.04 REIMBURSEMENT. In the event that the Indemnitor shall, in accordance with the provisions of Section 22.02 above, undertake, conduct or control the defense or settlement of any Claim and it is later determined that such Claim was not a Claim for which the Indemnitor is required to indemnify the Indemnitee under this Article 22, the Indemnitee shall reimburse the Indemnitor for all reasonable costs and expenses with respect to such settlement or defense, including reasonable attorneys' fees and disbursements, incurred prior to discovery that such Claim was not a Claim for which Indemnitor was required to indemnify Indemnitee under this Article 22.

SECTION 22.05 OFFSET. Any Tenant Indemnitee shall have the right to offset any amounts for which it or any other Tenant Indemnitee is entitled to indemnification under this Article 22 against any amounts payable by any Tenant Indemnitee.

SECTION 22.06 NO THIRD PARTY BENEFICIARIES. The foregoing indemnification is given solely for the purpose of protecting the parties to this Lease and the Tenant Indemnitees and Landlord Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other person.

                                   ARTICLE 23

                            MISCELLANEOUS PROVISIONS

SECTION 23.01: NOTICES. Notices hereunder shall be by certified mail, return receipt requested, by facsimile transmission, or by overnight delivery service (e.g., Federal Express) and addressed, as follows:

if to Tenant to:           Petro Stopping Centers, L.P.
                           6080 Surety Drive
                           El Paso, Texas 79905
                           Attn: Legal Department
                           Phone No. (915) 774-4711
                           Fax No.   (915) 774-7366

if to Landlord:            TSP Holdings, LLC
                           6080 Surety Drive
                           El Paso, Texas  79905
                           Attn:  J. A. Cardwell, Jr.
                           Phone No. (915) 774-7303
                           Fax No. (915) 774-7373

or to such other address or addresses as either party may give to the other, from time to time, by notice as herein provided. Notice shall be deemed given two (2) days after deposit in the United States mail if sent certified mail, next day delivery if by overnight courier service and upon telecopy confirmation if by facsimile transmission. Notice of a change in the identity or address of any person to whom notice of any type is to be given or payment of any monies is to be made, shall be effective only thirty (30) days after receipt.

SECTION 23.02: WAIVER. Any failure by either Landlord or Tenant to enforce any of the provisions of this Lease shall not be deemed a waiver of any of Landlord's or Tenant's rights or remedies.

SECTION 23.03: CHANGES-MODIFICATIONS. This Lease contains the entire agreement between the parties hereto as to the subject matters hereof. No modifications, alterations, changes, waiver or estoppel to this Lease or any of the terms hereof shall be valid or binding unless in writing and signed by a duly authorized officer of the party to be charged.

SECTION 23.04: END OF TERM. Upon the expiration or termination of this Lease, Tenant shall surrender possession of the Premises in general working order and condition, except for wear and tear, damage by fire, the elements, or casualty, and except for such damages or conditions not solely and directly caused by the gross negligence of Tenant.

SECTION 23.05: TENANT'S PROPERTY. All trade fixtures, furniture, furnishings, equipment and other personalty owned or installed by Tenant before or during the term hereof shall remain Tenant's property, and Tenant, at any time and from time to time, including but not limited to the expiration or termination of this Lease, may, but shall not be obligated to remove same.

SECTION 23.06: HOLDOVER. Should Tenant holdover after the expiration of the term, such holding over shall be deemed a tenancy from month-to-month subject to the provisions, conditions and covenants in this Lease contained, and such tenancy may be terminated upon one (1) month's notice in writing by either party to the other.

SECTION 23.07: RIGHTS AND REMEDIES. The various rights and remedies of Landlord and Tenant reserved herein shall be deemed to be cumulative, and, unless otherwise expressed herein to the contrary, no one of them shall be deemed to be exclusive of any of the other rights, or remedies as are now permitted, or may be hereafter allowed either by law or in equity.

SECTION 23.08: SUCCESSORS AND ASSIGNS. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors, and assigns.

SECTION 23.09: INVALIDITY OF ANY PROVISIONS. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall continue to be valid and be enforced to the fullest extent permitted by law.

SECTION 23.10: CHOICE OF LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas (other than the choice of law principles thereof). Venue of any action shall be in the District Courts of El Paso County, Texas.

SECTION 23.11: MISCELLANEOUS.

         (A) Whenever the words "Landlord" and "Tenant" appear herein, each shall be applicable to one or more persons, as the case may be, the singular shall include the plural, and the neuter to include the masculine and feminine, and if there shall be more than one, the obligations hereunder shall be joint and several.

         (B) Wherever in this Lease reference is made to the "term hereof", the same shall be deemed to read "as extended" so as to include the period of extensions if Tenant shall exercise its option(s) to extend.

         (C) The parties hereto agree that the law of the state in which the Premises are located will apply to any interpretation of any of the covenants and provisions of this Lease. The identity of the draftsperson of this Lease, be it Landlord or Tenant, shall not affect the interpretation of this Lease.

         (D) The headings used for the various Articles herein contained are for convenient references only, and are not intended to define, construe or in any manner limit the contents of such Articles.

         (E) This Lease may be executed in multiple counterpart copies, each of which shall be deemed an original and all of which when taken together shall constitute one in the same agreement.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement as of the day, month and year first above stated.

                         LANDLORD:

                         TSP HOLDINGS, LLC, a Delaware limited liability company



                         By:
                            ----------------------------------------------------
                               J. A. Cardwell, Jr., Manager




                         TENANT:

                         PETRO STOPPING CENTERS, L.P., a
                         Delaware limited partnership

                         By:
                            ----------------------------------------------------
                               J. A. Cardwell, Sr., Chief Executive Officer

                                    EXHIBIT A

                        Legal Description of the Premises

                                    EXHIBIT B

                                List of Equipment

                                    EXHIBIT C

                 Form of Memorandum of Lease and Purchase Option

                                    EXHIBIT D

             List of Registered Underground Storage and Other Tanks

Ohio Registration #87004709-R00008

Tank ID #T00001   -----   20,000 gallons
Tank ID #T00002   -----   20,000 gallons
Tank ID #T00003   -----   20,000 gallons
Tank ID #T00004   -----   20,000 gallons
Tank ID #T00005   -----   12,000 gallons
Tank ID #T00006   -----   12,000 gallons
Tank ID #T00007   -----    4,000 gallons
Tank ID #T00008   -----   10,000 gallons
Tank ID #T00009   -----    8,000 gallons
Tank ID #T00010   -----    8,000 gallons

                                    EXHIBIT E

                             Permitted Encumbrances

1.   Taxes for the years 2001 and thereafter.

2. The right of the public and others in and to that portion of property within the right of way of State Highway 18.

3. Reservation of ownership and rights to use a tile drain as shown in Deeds filed for record June 27, 1947, in Volume 282, Pages 570, 573 and 575 of Wood County Records.

4. Easement to The Ohio Power Company, filed for record on December 12, 1956 in Volume 364, Page 315 of Wood County Records; release of partial premises for highway purposes to the State of Ohio filed for record on August 14, 1961 in Volume 406, Page 369 of Wood County Records and a release of partial premises filed for record October 18, 1973 in Volume 501, Page 737 of Wood County Records.

5. Easement to The Ohio Power Company, filed for record on December 12, 1956 in Volume 366, Page 175 of Wood County Records; release of partial premises for highway purposes to the State of Ohio filed for record June 1, 1961 in Volume 404, Page 537 of Wood County Records.

6. Easement to The Ohio Power Company, filed for record on December 12, 1956 in Volume 366, Page 177 of Wood County Records; release of partial premises for highway purposes to the State of Ohio filed for record June 1, 1961 in Volume 404, Page 537 of Wood County Records.

7. Easement to The Ohio Power Company, filed for record on April 24, 1957 in Volume 367, Page 449 of Wood County Records.

8. Release of premises for highway purposes to the State of Ohio, filed for record August 26, 1958 in Volume 380, Page 324 of Wood County Records.

9. Deed of Easement to The Ohio Power Company, filed for record on December 12, 1959 in Volume 392, Page 89 of Wood County Records.

10. Deed of Easement to The Ohio Power Company, filed for record on September 12, 1988 in Volume 632, Page 721 of Wood County Records.

11. Deed of Easement to The Ohio Power Company, filed for record on November 4, 1988 in Volume 634, Page 28 of Wood County Records.

12. Easement Agreement between Quadland Corporation (Grantor) and McDonald's Corporation (Grantee), filed for record November 23, 1988 in Volume 634, Page 496 of Wood County Records.

13. Easement Agreement between McDonald's Corporation (Grantor) and Quadland Corporation (Grantee), filed for record November 23, 1988 in Volume 634, Page 507 of Wood County Records.

14. Easement to The Ohio Power Company, filed for record on December 21, 1989 in Volume 644, Page 552 of Wood County Records.

15. Usage restrictions appearing in instrument filed for record November 17, 1972 in Volume 492, Page 8 of Wood County Records.

16. Usage restrictions appearing in instrument filed for record November 17, 1972 in Volume 492, Page 11 of Wood County Records.

17. Easement for Highway Purposes to the State of Ohio, filed for record August 31, 1935 in Volume 235, Page 509 of Wood County Records.

18. Easement for Highway Purposes to the State of Ohio, filed for record August 20, 1956 in Volume 361, Page 655 of Wood County Records.

19. Conveyance to the Baltimore and Ohio and Chicago Railroad, its successors and assigns, filed for record on March 15, 1878 in Volume 52, Page 582 of Wood County Records.

20. Conveyance to the Toledo, Columbus and Southern Railway Company, its successors and assigns, filed for record on November 29, 1887, in Volume 83, Page 88 of Wood County Records.